UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BROOKTROUT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BROOKTROUT, INC.
250 First Avenue
Needham, Massachusetts 02494
March 30, 2005
Dear Fellow Stockholders:
      Our 2005 annual meeting of stockholders will be held on Thursday, May 5, 2005 at 9:30 a.m., local time, at our corporate headquarters at 250 First Avenue, Needham, Massachusetts. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and I hope that you will be able to join us.
      On the pages following this letter you will find the Notice of Annual Meeting of Stockholders, which lists the proposals to be considered by our stockholders for approval or ratification at the annual meeting, and the proxy statement, which describes the proposals listed in the Notice of Annual Meeting of Stockholders. We have also enclosed our 2004 Annual Report to Stockholders.
      Only stockholders of record at the close of business on March 18, 2005, the record date for voting at the annual meeting, will be entitled to vote at the annual meeting. If you are a stockholder of record, you may vote by telephone if you reside in the United States, Canada or the U.S. territories, via the Internet, or by completing, signing and mailing the enclosed proxy card in the enclosed postage-paid envelope. You may attend the annual meeting and vote in person even if you have sent in a proxy card or voted by telephone or via the Internet.
      If your shares are held in “street name,” by a bank, broker or other nominee and not in your name, you will receive instructions from the holder of record of your shares that you must follow in order for your shares to be voted at the annual meeting. Please read carefully the enclosed proxy statement and other materials which provide details about voting your shares and the proposals to be submitted to our stockholders at the annual meeting.

Sincerely,

Eric R. Giler
President
THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE MEETING IS AN IMPORTANT STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST YOUR VOTE IN PERSON OR
BY PROXY REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

BROOKTROUT, INC.
250 First Avenue
Needham, Massachusetts 02494
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:30 a.m., local time, on Thursday, May 5, 2005

Place	Brooktrout, Inc. 250 First Avenue Needham, Massachusetts 02494

Items of Business	At the annual meeting, we will ask you and our other
stockholders to:

(1) elect two class I directors to three-year terms;

(2) approve an amendment to our 2001 stock option and incentive plan increasing the number of shares of common stock authorized for issuance thereunder from 1,500,000 to 1,900,000 shares, representing an increase of 400,000 shares; and

(3) ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2005 fiscal year.

Record Date	You may vote at the annual meeting if you were a stockholder of record at the close of business on March 18, 2005.

Proxy Voting	It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend the annual meeting, please mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope. Alternatively, you may submit your proxy by telephone or via the Internet by following the directions on your enclosed proxy card. You may revoke your proxy at any time prior to its exercise at the annual meeting by following the instructions in the enclosed proxy statement.

By Order of the Board of Directors,

David W. Duehren
Secretary
Needham, Massachusetts
March 30, 2005

PROXY STATEMENT
FOR THE
BROOKTROUT, INC.
2005 ANNUAL MEETING OF STOCKHOLDERS

BROOKTROUT, INC.

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING
This Proxy Statement
      We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2005 annual meeting of stockholders or any adjournment or postponement of the annual meeting. The annual meeting will be held at 9:30 a.m., local time, on Thursday, May 5, 2005, at our corporate headquarters at 250 First Avenue, Needham, Massachusetts.

•	THIS PROXY STATEMENT summarizes information about the proposals to be considered by our stockholders and voted on at the annual meeting and other information you may find useful in determining how to vote.

•	THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
      Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail or facsimile. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. We will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses. We have engaged The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $20,000 in the aggregate.
      We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about March 30, 2005. In this mailing, we are including copies of our 2004 Annual Report to Stockholders.
Who May Vote
      Holders of record of our common stock at the close of business on March 18, 2005 are entitled to one vote per share of common stock on each proposal properly brought before the annual meeting.
      A list of stockholders entitled to vote will be available at the annual meeting. In addition, you may contact our corporate Secretary, David W. Duehren, at our offices located at 250 First Avenue, Needham, Massachusetts, to make arrangements to review a copy of the stockholder list at those offices, between the hours of 8:30 a.m. and 5:30 p.m., local time, on any business day from March 29, 2005 up to the time of the annual meeting.

How to Vote
      You may vote your shares at the annual meeting in person or by proxy:

•	TO VOTE IN PERSON, you must attend the annual meeting, and then complete and submit the ballot provided at the annual meeting.

•	TO VOTE BY PROXY, you must do one of the following:

(1)	mark, sign and date the enclosed proxy card and then mail the proxy card to us in the enclosed postage-paid envelope; or

(2)	submit your proxy to us by telephone (if you reside in the United States, Canada or the U.S. territories) or via the Internet, following the directions provided on the enclosed proxy card. If you plan to vote by telephone or via the Internet, you should have your proxy card in hand as you will need the control number printed on the card. Telephone and Internet voting is available 24 hours a day and will be accessible until 11:59 p.m., local time, on Wednesday, May 4, 2005.
      Your proxy will be valid only if you complete and return a proxy card by mail or submit your proxy by telephone or via the Internet. By submitting your proxy, you will direct the designated persons to vote your shares at the annual meeting in the manner you specify. If you submit a proxy to us without instructions on how to vote your shares, the designated persons will vote your shares for the election of the nominated directors, the amendment of the 2001 stock option and incentive plan and the ratification of our independent registered public accounting firm. If any other business properly comes before the annual meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.
      Even if you complete and return a proxy card, you may revoke it at any time before it is voted at the annual meeting by taking one of the following actions:

•	send written notice revoking your proxy to David W. Duehren, our corporate Secretary, at our address as set forth in the Notice of Annual Meeting of Stockholders appearing before this proxy statement;

•	send us another signed proxy with a later date;

•	if you originally voted by telephone, call the same toll free telephone number you dialed originally and change your votes;

•	if you originally voted via the Internet, log on to the Internet the same way you did originally and change your votes; or

•	attend the annual meeting, notify our corporate Secretary that you are present, and then vote by ballot.
      If your shares are held in “street name” by a bank, broker or other nominee and not in your name, you will receive instructions from the holder of record of your shares that you must follow in order for your shares to be voted at the annual meeting. Please note that if your shares are held in street name you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the annual meeting.

Quorum Required to Transact Business
      At the close of business on March 18, 2005, the record date for purposes of determining the stockholders entitled to vote at the annual meeting, 12,691,949 shares of our common stock were outstanding. Our by-laws require that a majority of the shares of our common stock outstanding on the record date be represented, in person or by proxy, at the annual meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner submits a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner regarding the voting of such shares.
Other Information
      Our annual report on Form 10-K for the fiscal year ended December 31, 2004 may be found on the Internet at our website at www.brooktrout.com/investor or through the SEC’s electronic data system called EDGAR at www.sec.gov. In addition, we will send any stockholder a free copy of our annual report on Form  10-K for the fiscal year ended December 31, 2004, as filed with the SEC, except for exhibits, which may be provided at an additional charge. To receive your copy, please send a written request to our corporate Secretary, David W. Duehren, at our offices located at 250 First Avenue, Needham, Massachusetts. Our Internet address is www.brooktrout.com. The information contained on our website is not incorporated by reference and should not be considered as part of this proxy statement. Our website address is included in this proxy statement as an inactive textual reference only.

DISCUSSION OF PROPOSALS
Proposal One: Election of Two Class I Directors
      The first proposal on the agenda for the annual meeting is the election of two nominees to serve as our class I directors for a three-year term beginning at the annual meeting and ending at our 2008 annual meeting of stockholders.
      The board of directors currently consists of five members, two class I directors, one class II director and two class III directors. Our charter and by-laws provide that the board is to be divided into three classes serving for staggered three-year terms. The class I, class II and class III directors are currently serving until the annual meeting of stockholders that will be held in 2005, 2006 and 2007, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those whose terms are expiring.
      The board has, on the recommendation of our Nominating and Corporate Governance Committee, nominated David L. Chapman and David W. Duehren, the current class I directors, for re-election. Brief biographies of Messrs. Chapman and Duehren, as of January 31, 2005, are set forth below. You will find information about their beneficial ownership of our common stock on page 29.

David L. Chapman	Mr. Chapman has served as a director since 1992. He has been the Chairman and Chief Executive Officer of NorthPoint Software Ventures, Inc., a provider of professional and financial services for the software industry, since February 1992. He was General Partner and Executive Vice President of Landmark Ventures, Inc. from March 1990 to February 1992. Mr. Chapman is 70 years old.

David W. Duehren	Mr. Duehren is a founder of Brooktrout and has been Vice President of Research and Development and a director since our inception in 1984. He is the former chairman of the Telecommunications Industry Association Committee TR29.1, the subcommittee responsible for Group 3 fax enhancements, and also contributes to worldwide International Telecommunications Union — Telephony (ITU-T) and Internet Engineering Task Force (IETF) standards. Mr. Duehren is also a senior member of the Institute of Electrical Electronic Engineers (IEEE). He received a Bachelor of Science degree and Master of Science degree in Electrical Engineering from the Massachusetts Institute of Technology. Mr. Duehren is 47 years old.
      The nominees listed above are currently serving as directors and both of them have indicated that they are willing to continue to serve, if elected. If either of the nominees should become unavailable, the persons named as proxies will vote all proxies received for a substitute nominee designated by the board unless instructions are given to the contrary. The board of directors has no reason to believe that either of the nominees will become unavailable to serve.

      The board of directors believes the re-election of Messrs. Chapman and Duehren is in the best interests of the company and the best interests of our stockholders, and recommends a vote FOR their re-election.
      The nominees receiving the greatest number of votes cast at the annual meeting will be elected as class I directors. We will not count abstentions when we tabulate votes cast at the annual meeting for the election of directors. Brokers have discretionary voting power with respect to director elections.

Proposal Two: Amendment to 2001 Stock Option and Incentive Plan
      On March 22, 2005, our board of directors adopted, subject to stockholder approval, an amendment to our 2001 stock option and incentive plan, which we refer to as the 2001 option plan in this proxy statement, increasing the number of shares of common stock available for grant under the plan from 1,500,000 shares to 1,900,000 shares. In addition, the board adopted the following two additional amendments, subject to stockholder approval of the proposed increase in shares available for grant under the plan:

•	an amendment prohibiting the award of options to purchase common stock with an exercise price below the fair market value of our common stock on the grant date; and

•	an amendment prohibiting amendments to outstanding options to provide a lower exercise price or the cancellation of outstanding options in exchange for new awards under the plan covering the same or a different number of shares of common stock and having a lower exercise price per share than the cancelled option, which is commonly referred to as “option repricing.”
      The board believes amending the 2001 option plan to increase the number of shares of common stock available for grant by 400,000 shares is necessary for us to continue to attract, retain, motivate and reward executive officers and other employees who are expected to contribute to the long-term success of the company. As of January 31, 2005, there were 127,937 shares of common stock available for grant under the plan, an amount which we do not believe is adequate to meet this objective.
      If proposal two is not approved by the requisite vote of our stockholders, the amendments listed above relating to prohibiting below market option grants and option repricings will not be effective.
Description of 2001 Option Plan
      The following is a brief summary of the 2001 option plan. The following summary is qualified in its entirety by reference to the 2001 option plan a copy of which is attached as Annex A to this proxy statement. You can also obtain a copy of the 2001 option plan by writing to David W. Duehren, our corporate Secretary, at our address set forth in the Notice of Annual Meeting of Stockholders appearing before this proxy statement. The 2001 option plan was adopted in May 2001.

Number of Shares Subject to 2001 Option Plan
      There are currently 1,500,000 shares of our common stock authorized for issuance to officers, directors, employees and other key persons (including consultants and prospective employees) under the 2001 option plan. As of January 31, 2005, there were 1,333,711 shares of common stock subject to outstanding stock options at a weighted average exercise price of $8.96, and 127,937 shares were available for issuance under the plan. If the proposed amendment to the 2001 option plan is approved, there would be an additional 400,000 shares of our common stock authorized and available for issuance under the 2001 option plan. The number of shares of common stock authorized for issuance under the 2001 option plan is subject to adjustment for stock splits, stock dividends and similar events.

Purpose
      The primary purpose of the 2001 option plan is to provide a performance incentive to, and encourage the continued employment and service of, officers, independent directors, employees and other key persons

(including consultants and prospective employees) of our company and subsidiaries by encouraging them to acquire a proprietary interest in our company through stock ownership.

Plan Administration
      The Compensation Committee of the board of directors administers the 2001 option plan. The Compensation Committee has full power to select the individuals to whom awards will be granted, who we refer to as participants, to make any combination of awards to participants and to determine the specific terms of each award, subject to the provisions of the 2001 option plan.

Types of Awards
      The 2001 option plan authorizes the following types of awards:

•	incentive stock options — the grant of options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, which we refer to as the Code;

•	non-qualified stock options — the grant of options to purchase common stock that do not qualify as incentive stock options;

•	unrestricted stock — direct grants or sales of common stock not subject to any transfer or other restrictions or conditions;

•	restricted stock — direct grants or sales of common stock subject to transfer or other restrictions or conditions determined by the board of directors at the date of grant, including forfeiture or repurchase provisions that require “vesting” of such stock;

•	deferred stock — the grant of deferred stock awards subject to transfer or other restrictions or conditions; and

•	performance stock awards — direct grants or sales of common stock subject to the attainment of certain performance goals.
      Incentive Stock Options and Non-Qualified Stock Options. Under the 2001 option plan, both incentive stock options and non-qualified stock options may be granted to our employees, and non-qualified stock options may be granted to our independent directors and other key persons, including consultants. The option exercise price of each option is determined by the Compensation Committee, but may not be less than 100% of the fair market value of the shares on the date of grant in the case of incentive stock options and not less than 85% of the fair market value of the shares on the date of grant in the case of non-qualified stock options. No incentive stock option may be granted to any employee who owns, at the date of grant, stock representing in excess of 10% of the combined voting power of all classes of our stock or the stock of any of our subsidiaries unless the exercise price for stock subject to the option is at least 110% of the fair market value of the stock at the time of grant. To qualify as incentive stock options, options must meet additional requirements, including a $100,000 limit on the value of the shares subject to incentive stock options that first become exercisable in any one calendar year (based on the fair market value of the stock on the date of grant of the option). If the proposed amendment to the 2001 option plan is approved, the option exercise price of each incentive stock option and non-qualified stock option may not be less than 100% of the fair market value of the shares on the date of grant. In addition, if the proposed amendment is approved, the 2001 option plan would prohibit without prior stockholder approval the repricing or substitution of any outstanding stock option to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding stock option.
      The term of each incentive stock option and non-qualified stock option is fixed by the Compensation Committee but may not exceed ten years from the date of grant (five years in the case of an incentive stock option granted to an employee who owns, at the date of grant, shares representing in excess of 10% of the combined voting power of all classes of our stock or the stock of any of our subsidiaries). The Compensation Committee determines at what time or times each option may be exercised. Options may be made exercisable in installments, and the Compensation Committee may accelerate the exercisability of options. Unless otherwise permitted by the Compensation Committee, no option granted under the 2001 option plan is transferable by a participant other than by will or by the laws of descent and distribution, and options may be exercised during a participant’s lifetime only by the participant, or by the participant’s legal representative or guardian in the case of a participant’s incapacity. Options with respect to no more than 250,000 shares of stock may be granted to any one participant during any one calendar year period.
      Options granted under the 2001 option plan may include a “reload” feature, pursuant to which a participant exercising an option by the delivery of shares of common stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the common stock on the date the additional stock option is granted) to purchase that number of shares of common stock equal to the sum of (1) the number delivered to exercise the original stock option and (2) the number withheld to satisfy tax liabilities. The purpose of this feature is to enable participants to maintain an equity interest in our company without dilution.
      Restricted Stock. The Compensation Committee may award shares of restricted stock to our employees and other key persons, subject to such conditions and restrictions, including vesting and repurchase provisions, as the Compensation Committee may determine. The Compensation Committee determines the purchase price, if any, of shares of restricted stock. Generally, in the event a participant’s employment or engagement with us terminates prior to the full vesting of restricted stock, the unvested shares will be subject to repurchase by us at the original sales price or will be subject to forfeiture for no additional consideration. Prior to the vesting of restricted stock, the participant will have all the rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions set forth in the 2001 option plan or in the applicable restricted stock award agreement.
      Unrestricted Stock. The Compensation Committee may grant shares, at a purchase price, if any, determined by the Compensation Committee, that are free from any restrictions under the 2001 option plan. Unrestricted stock may be issued to our employees and other key persons, including consultants, in recognition of past services or other valid consideration and may be issued in lieu of cash bonuses to be paid to our employees and other key persons, including consultants, pursuant to our other bonus plans.
      Deferred Stock. The Compensation Committee may grant phantom stock units to our employees and other key persons, including consultants, subject to such conditions and restrictions as the Compensation Committee may determine. The Compensation Committee may permit a participant to elect to receive a portion of cash compensation or a restricted stock award in the form of deferred stock. The Compensation Committee determines the purchase price, if any, of shares of deferred stock. If the employment of a participant who holds shares of deferred stock is terminated for any reason (including death) prior to the vesting of such deferred stock, the participant’s rights in the unvested deferred stock terminate. Prior to the vesting of deferred stock, the participant will have no rights of a stockholder with respect to the shares, with the exception that the participant may be credited with dividend equivalent rights with respect to the phantom stock units underlying the deferred stock, subject to the conditions and restrictions set forth in the 2001 option plan or in the applicable deferred stock award agreement.
      Performance Stock Awards. The Compensation Committee may grant performance stock awards to our employees and other key persons, including consultants, entitling the recipient to receive shares of common stock upon the achievement of individual or company performance goals and such other conditions as the Compensation Committee may determine. The performance criteria used in performance goals governing performance stock awards may include any or all of the following: (1) our return on equity, assets, capital or investment, (2) pre-tax or after-tax profit levels of our company or any of our subsidiaries, divisions, operating units or business segments, or any combination of the foregoing; (3) our cash flow, funds from operations or similar measures; (4) our total shareholder return; (5) changes in the market price of our common stock; (6) our sales or market share; or (7) our earnings per share. Except as otherwise determined by the Compensation Committee, rights under a performance share award will terminate upon the termination of a participant’s employment or engagement with us. The maximum performance-based award payable to any covered employee (as defined in Section 162(m) of the Code) for any performance cycle is 250,000 shares.

Eligibility to Receive Awards; Plan Benefits
      All employees and all non-employee directors and other key persons, including consultants and potential employees, are currently eligible to participate in the 2001 option plan. As of March 18, 2005, 299 persons were eligible to receive awards under the 2001 option plan, including our six executive officers, three non-employee directors and 290 employees who are not executive officers. The granting of awards under the 2001 option plan is discretionary and, accordingly, we cannot now determine the number or type of awards to be granted in the future to any particular person or group. The Compensation Committee will determine the number and type of awards pursuant to the terms of the 2001 option plan, subject to the limitations described above.
      During the period since the adoption of the 2001 option plan in May 2001 to March 18, 2005, awards for the following number of shares of common stock have been granted under the plan to the following persons and groups: Eric R. Giler, President (161,000); Robert C. Leahy, Vice President of Finance and Operations, and Treasurer (71,000); Ronald J. Bleakney, Senior Vice President of Worldwide Sales (110,000); Heather J. Magliozzi, Vice President of Corporate Marketing (58,000); R. Andrew O’Brien, Vice President of Market and Business Development (100,000); all current executive officers as a group (550,000); all current directors who are not executive officers as a group (0); David L. Chapman, nominee for director (0); David W. Duehren, nominee for director (50,000); each associate of any of such directors, executive officers or nominees (0); each other person who received or is to receive five percent of options under the 2001 option plan (0); all employees, other than executive officers, as a group, net of cancellations (801,360).
      On March 18, 2005, the reported last sale price of our common stock on the Nasdaq National Market was $11.02.

Mergers and Other Transactions
      The 2001 option plan provides that upon the occurrence of a “sale event” (as defined in the 2001 option plan), the 2001 option plan and all outstanding awards granted under the plan will terminate unless provision is made in connection with the sale event for the assumption or continuation of awards by the successor entity, or the substitution of such awards with new awards of the successor entity or its parent. In the event of such a termination, each grantee will be permitted, within a specified period of time prior to the sale event as determined by the Compensation Committee, to exercise all outstanding options held by such grantee, including those that will become exercisable upon the sale event. The exercise of options not exercisable prior to the sale event, however, will be subject to the consummation of the sale event.

Amendment or Termination
      The board of directors may at any time amend or discontinue the 2001 option plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose. No such action, however, may adversely affect the rights under any outstanding award without the participant’s consent.

Tax Withholding
      Participants under the 2001 option plan are responsible for paying to us or for making arrangements satisfactory to the Compensation Committee regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to income from the value of an award or of any stock or amounts received under an award. Subject to approval by the Compensation Committee, participants may elect to have tax withholding obligations satisfied either by authorizing us to withhold from shares of common stock to be issued pursuant to any award a number of shares with an aggregate fair market value that would satisfy the minimum withholding amount due, or transferring to us shares of common stock owned by the participant with an aggregate fair market value that would satisfy the withholding amount due.

Federal Income Tax Consequences
      The following generally summarizes the United States federal income tax consequences that will arise with respect to awards granted under the 2001 option plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all awards are exempt from, or comply with, Section 409A of the Code relating to non-qualified deferred compensation. Changes to these laws could alter the tax consequences described below.
      Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-Qualified Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
      A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
      Non-Qualified Stock Options. A participant will not have income upon the grant of a non-qualified stock option. A participant will have compensation income upon the exercise of a non-qualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
      Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
      Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation and Required Stockholder Vote
      The board of directors believes the amendment to our 2001 option plan is in our best interests and the best interests of our stockholders and recommends a vote FOR this proposal.
      The affirmative vote of a majority of the total votes cast on the proposal at the annual meeting, in person or by proxy, is necessary to approve the amendment of the 2001 option plan. We will not count abstentions when we tabulate votes cast with respect to the amendment. Brokers do not have discretionary voting power with respect to this proposal. Accordingly, abstentions and broker non-votes will have no effect on the voting on this proposal.

Proposal Three: Ratification of Selection of Independent Registered Public Accounting Firm
      Our board of directors, upon the recommendation of its Audit Committee, selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2005. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1984. Although stockholder approval of the selection of Deloitte & Touche LLP is not required by law, the board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved by our stockholders at the annual meeting, the Audit Committee will reconsider its selection of Deloitte & Touche LLP.
      Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm’s Fees
      The following table summarizes the fees that Deloitte & Touche LLP billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2004	2003

Audit fees	$1,034,000	$213,200
Audit-related fees	63,100	41,800
Tax fees	447,600	640,000
All other fees	169,700	35,000

Total fees	$1,714,400	$930,000

      For purposes of the preceding table:

•	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and consultations concerning financial accounting and reporting standards, including Sarbanes-Oxley Act Section 404 attestation readiness consultations.

•	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and that are not reported under “Audit Fees.” These services relate to the audit of our 401(k) plan, statutory audits for international subsidiaries, and internal control reviews and testing.

None of the audit-related fees billed in 2004 and 2003 related to services provided under the de minimis exception to the Audit Committee’s pre-approval requirements.

•	Tax fees consist of fees for domestic and international tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for 61% of the total tax fees paid for 2004 and 34% of the total tax fees paid for 2003. Tax advice and tax planning services relate to assistance with tax audits, transfer pricing studies, and domestic and international tax consulting.

Four percent of the tax fees billed in 2004 and none of the tax fees billed in 2003 were provided under the de minimis exception to the Audit Committee pre-approval requirements.

•	All other fees for 2004 consist of mergers and acquisitions due diligence and subscription fees for the Deloitte & Touche Accounting Research Tool. All other fees for 2003 consist of mergers and acquisitions due diligence services and international business structure due diligence.

None of all other fees billed in 2004 and 2003 were provided under the de minimis exception to the Audit Committee’s pre-approval requirements.

Pre-Approval Policy and Procedures
      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. De minimis non-audit services, however, may instead be approved in accordance with applicable SEC rules.
      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Board Recommendation and Required Stockholder Vote
      The board of directors believes the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2005 is in our best interests and the best interests of our stockholders and recommends a vote FOR this proposal.
      The affirmative vote of a majority of the common stock entitled to vote at the annual meeting is sufficient for ratification of the selection of auditors. Abstentions and broker non-votes will not be counted as votes in favor of such proposal. Accordingly, abstentions and broker non-votes will have the same effect as a vote against ratification.
Other Matters
      The board of directors is not aware of any proposals that are expected to come before the annual meeting other than those referred to in this proxy statement. If any other proposal should properly come before the annual meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their business judgment.
      The chair of the annual meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the above procedures.
Submission of Future Stockholder Proposals
      Any stockholders who wish to submit a proposal, pursuant to Rule 14a-8 under the Securities Exchange Act, for inclusion in the proxy materials for our 2006 annual meeting of stockholders must ensure that it is received by our corporate Secretary at our corporate headquarters, located at 250 First Avenue, Needham, Massachusetts 02494, no later than November 30, 2005.

      Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the board of directors. Under our by-laws, a stockholder must timely submit a notice of such a proposal in writing to our corporate Secretary and must be present in person at the annual meeting at which the proposal is considered. To be timely with respect to the 2006 annual meeting of stockholders, a stockholder’s notice must be delivered to the corporate Secretary between January 5, 2006 and March 6, 2006. The notice must include, among other things:

•	information regarding each person whom the stockholder proposes to nominate as a director;

•	the name and address of the proposing stockholder, any beneficial owners of the stock registered in the proposing stockholder’s name, and the name and address of any other stockholders known to be supporting the nominees;

•	the number of shares of common stock held of record, beneficially owned or represented by proxy by the proposing stockholder and any other stockholders known to be supporting the nominees, in each case as of the notice date and the record date for the 2006 meeting; and

•	a description of all arrangements or understandings between the proposing stockholder and each nominee and any other person pursuant to which the nominations are to be made by the proposing stockholder.
      Candidates nominated by stockholders in accordance with the procedures set forth in the by-laws will not be included in our proxy card for the next annual meeting.
      Any stockholders wishing to submit proposals intended to be presented at our 2006 annual meeting of stockholders that are not submitted pursuant to Securities Exchange Act Rule 14a-8 or are not stockholder nominations of candidates for election as directors must ensure that they are received by us not later than February 13, 2006. The persons designated in the proxy card will be granted discretionary authority with respect to any stockholder proposal not timely submitted to us.

INFORMATION ABOUT CONTINUING DIRECTORS
Background Information
      Our class II and class III directors will continue in office following the annual meeting. The term of our class II director will expire upon our 2006 annual meeting of stockholders, and the terms of our class III directors will expire upon our 2007 annual meeting of stockholders. Brief biographies of these directors, as of January 31, 2005, are provided below. You will find information about their beneficial ownership of our common stock on page 29.
Class II Director

W. Brooke Tunstall	Mr. Tunstall has been a director since 1990. He has been President of Brooke Tunstall Associates, a consulting firm, since January 1985, and was a Senior Advisor to Mercer Management Consulting, a subsidiary of Marsh and McLennan, Inc., from November 1987 to January 1994. Mr. Tunstall is 83 years old.
Class III Directors

Robert G. Barrett	Mr. Barrett has been a director since 1990. He has been a Partner of Financial Technology Ventures, a venture capital firm, since April 2002. From 2001 to April 2002, he was a consultant to various private venture-backed companies. He was General Partner of Battery Ventures, LP, a venture capital firm, from 1983 to 2001. He is a director of Corillian Corporation, a provider of software for Internet-based financial services, and Peerless Systems Corporation, a provider of software-based imaging and networking technology. Mr. Barrett is 60 years old.

Eric R. Giler	Mr. Giler is a founder and has been President and a director since our inception in 1984. Prior to founding Brooktrout, he worked primarily in the area of technical marketing and sales as a product manager with Teradyne, Inc. and as an applications engineering manager for Intec Corp. Mr. Giler is the former Chairman of the Massachusetts Telecommunications Council and a current member of its board of directors. He received a Bachelor of Science degree from Carnegie-Mellon University and a Master of Business Administration degree from the Harvard Business School. Mr. Giler is 49 years old.
      There are no family relationships, whether by blood, marriage or adoption, among our directors, nominees for directors and our executive officers.

INFORMATION ABOUT CORPORATE GOVERNANCE
Board of Directors and Committees
      The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than overseeing day-to-day operations, which is the responsibility of management. The primary responsibility of the board is to oversee the management of the company and, in so doing, serve the best interests of the company and its stockholders. The board reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of its activities through regular written reports and presentations at board of directors and committee meetings.
      The board met four times during 2004. All of the directors attended 75% or more of the meetings of the board and of any committees thereof on which they served in 2004. Four of our five directors attended the 2004 annual meeting of stockholders.
      The board has established three standing committees — Audit, Compensation, and Nominating and Corporate Governance — each of which operates under a charter that has been approved by the board of directors. Current copies of each committee’s charter are posted on the Corporate Governance section of our website, www.brooktrout.com/investor.
      The board has determined that none of Messrs. Barrett, Chapman and Tunstall has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined by applicable Nasdaq and SEC rules.

Audit Committee
      The members of the Audit Committee are Messrs. Barrett, Chapman and Tunstall. Mr. Chapman is the chair of the Audit Committee. The Audit Committee met nine times during 2004.
      The Audit Committee’s responsibilities include:

•	appointing, evaluating, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting and disclosure controls and procedures;

•	coordinating the oversight by the board of directors of our internal control over financial reporting and disclosure controls and procedures;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	coordinating the board’s oversight of the financial and accounting related aspects of our Code of Business Conduct and Ethics;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management; and

•	preparing the Audit Committee report required by SEC rules (which is included on page 21 of this proxy statement).
      The board has determined that each member of the Audit Committee meets the financial literacy requirements to serve on the committee and has further determined that Mr. Chapman is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Compensation Committee
      The members of the Compensation Committee are Messrs. Barrett and Chapman. Mr. Barrett is the chair of the Compensation Committee. The Compensation Committee met nine times during 2004.
      The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to chief executive officer compensation;

•	determining the chief executive officer’s compensation;

•	reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers;

•	overseeing and administering our cash and equity incentive plans; and

•	reviewing and making recommendations to the board with respect to director compensation.

Nominating and Corporate Governance Committee
      The members of the Nominating and Corporate Governance Committee are Messrs. Chapman and Tunstall. Mr. Tunstall is the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met twice during 2004.
      The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals to be nominated by the board of directors for election as directors;

•	selecting and appointing directors to other committees of the board;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	coordinating the board’s oversight of our Code of Business Conduct and Ethics, Securities Trading Policy and Disclosure Policy;

•	developing and recommending to the board corporate governance principles; and

•	overseeing an annual evaluation of the board.
Director Candidates
      The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to members of the board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the board of directors. In addition, the Nominating and Corporate Governance Committee is authorized to retain the services of a search firm to help identify and evaluate potential director candidates.
      In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply criteria such as the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.
      Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Brooktrout, Inc., 250 First Avenue, Needham, Massachusetts 02494. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.
      Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the board. Under our by-laws, a stockholder must timely submit a notice of such a proposal in writing to our corporate Secretary and must be present in person at the annual meeting at which the proposal is considered. To be timely with respect to the 2006 annual meeting of stockholders, a stockholder’s notice must be delivered to the corporate Secretary between January 5, 2006 and March 6, 2006. The notice must include, among other things:

•	information regarding each person whom the stockholder proposes to nominate as a director;

•	the name and address of the proposing stockholder, any beneficial owners of the stock registered in the proposing stockholder’s name, and the name and address of any other stockholders known to be supporting the nominees;

•	the number of shares of common stock held of record, beneficially owned or represented by proxy by the proposing stockholder and any other stockholders known to be supporting the nominees, in each case as of the notice date and the record date for the 2006 meeting; and

•	a description of all arrangements or understandings between the proposing stockholder and each nominee and any other person pursuant to which the nominations are to be made by the proposing stockholder.
      Candidates nominated by stockholders in accordance with the procedures set forth in the by-laws will not be included in our proxy card for the next annual meeting.

Communicating with Independent Directors
      The board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chair of the Nominating and Corporate Governance Committee, with the assistance of our corporate legal counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.
      Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chair of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
      Stockholders who wish to send communications on any topic to the board of directors should address such communications to Board of Directors, c/o Corporate Counsel, Brooktrout, Inc., 250 First Avenue, Needham, Massachusetts 02494.
Code of Business Conduct and Ethics
      We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller. Our Code of Business Conduct and Ethics is posted on the Corporate Governance section of our website, www.brooktrout.com/investor, and a copy is available without charge upon written request to the corporate Secretary, Brooktrout, Inc., 250 First Avenue, Needham, Massachusetts 02494, (781) 449-4100.
      Information regarding any amendments to, or waivers from, the Code of Business Conduct and Ethics is posted on the Corporate Governance section of our website, www.brooktrout.com/investor.
Compensation of Directors
      Each non-employee director receives an annual fee of $20,000, plus $1,250 for each board of directors or committee meeting attended. Non-employee directors are also eligible to receive stock options under our stock option plans. In 2004, no stock options were granted to Mr. Barrett, Mr. Chapman or Mr. Tunstall.
      Any director who is also our employee receives no additional compensation for serving as a director.
Equity Compensation Plan Information
      The following table provides information, as of December 31, 2004, about the securities authorized for issuance under our equity compensation plans, consisting of our 1992 stock incentive plan, 1999 stock incentive plan, 2001 option plan and 1992 stock purchase plan. As of March 9, 2005, we had outstanding options to acquire up to 4,063,613 shares of our common stock under all of our equity compensation plans, excluding the 1992 stock purchase plan, with an average weighted exercise price of $10.97 per share and an average weighted term of 7.01 years. As of March 9, 2005, there were only 397,667 shares available for future awards under all of our continuing equity compensation plans, excluding our 1992 stock purchase plan.
Equity Compensation Plan Information

	(a)	(b)	(c)
Number of
Securities Remaining
	Number of		Available for Future
	Securities	Weighted Average	Issuance Under
	to be Issued	Exercise Price of	Equity Compensation
	Upon Exercise of	Outstanding	Plans (Excluding
	Outstanding Options,	Options, Warrants	Securities Reflected
Plan Category	Warrants and Rights	and Rights	in Column (a))

Equity compensation plans approved by stockholders	3,343,315	$9.80	376,410
Equity compensation plans not approved by stockholders	730,058	15.21	388,714

Total	4,073,373	$10.77	765,124

      “Equity compensation plans approved by stockholders” consists of our 1992 stock incentive plan, 2001 option plan and 1992 stock purchase plan.
      “Equity compensation plans not approved by stockholders” consists of our 1999 stock incentive plan. Our 1999 stock incentive plan was adopted by our board of directors on December 8, 1999, and was amended on October 9, 2001. Stock options may be issued under the 1999 stock incentive plan for a maximum of 1,300,000 shares of our common stock. The 1999 stock incentive plan allows for granting of non-qualified options to employees who are not officers or directors.
      With respect to equity compensation plans approved by stockholders, “Number of securities to be issued upon exercise of outstanding options, warrants and rights” consists of 1,992,980 shares subject to outstanding options under our 1992 stock incentive plan and 1,350,335 shares subject to outstanding options under our 2001 option plan. It excludes 260,342 shares issuable or available for issuance under the 1992 stock purchase plan in connection with the current and future offering periods; such shares are included in column (c) of the table.
      With respect to equity compensation plans approved by stockholders, “Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))” consists of (i) 3,130 shares available for issuance under our 1992 stock incentive plan to our officers, directors and employees, (ii) 112,938 shares available for issuance under our 2001 option plan to our officers, directors, employees and other key persons (including consultants and prospective employees) and (iii) 260,342 shares available for issuance under our 1992 stock purchase plan in connection with the current and future offering periods.
      The above table excludes the additional 400,000 shares of common stock proposed to be reserved for issuance under our 2001 option plan.

Audit Committee Report
      The Audit Committee of the board of directors has furnished the following report:
      The Audit Committee assists the board of directors in overseeing and monitoring the integrity of Brooktrout’s financial statements and financial reporting process, Brooktrout’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the quality of Brooktrout’s internal and external audit processes. The roles and responsibilities of the Audit Committee are set forth in a written Amended and Restated Charter adopted by the board of directors, which can be found on the company’s website at www.brooktrout.com/investor. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the board of directors for approval. The Audit Committee is responsible for overseeing Brooktrout’s overall financial reporting process.
      In fulfilling its responsibilities for the financial statements for fiscal 2004, the Audit Committee took the following actions:

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with management and Deloitte & Touche LLP, Brooktrout’s independent registered public accounting firm;

•	received from and discussed with Deloitte & Touche LLP various communications that Brooktrout’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit, which requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit; and

•	received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and further discussed with Deloitte & Touche LLP their independence.
      The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.
      Based on the Audit Committee’s review of the audited financial statements, representations and information provided by, and discussions with, management and Deloitte & Touche LLP, the Audit Committee recommended to the board that the audited financial statements be included in Brooktrout’s annual report on Form 10-K for the fiscal year ended December 31, 2004.
      By the Audit Committee of the board of directors:

David L. Chapman (Chair)
Robert G. Barrett
W. Brooke Tunstall

Related-Party Transactions
      The board of directors believes that ownership of our common stock by our executive officers aligns the interests of our executive officers with the interests of our stockholders. To further the goal of aligning the interests of the executive officers with the interests of our stockholders, the board on March 3, 2000 approved loans to certain of our executive officers to finance such executive officer’s payment of the exercise price of one or more outstanding stock options to purchase shares of our common stock.
      In March 2000, we made loans to Mr. Giler, Mr. Leahy, Ms. Magliozzi and Mr. O’Brien as follows:

•	Mr. Giler received a loan in the principal amount of $3,470,357 to purchase 255,143 shares of common stock. Approximately $2,761,531 was outstanding under this loan as of March 18, 2005.

•	Mr. Leahy received a loan in the principal amount of $2,127,716 to purchase 148,268 shares of common stock. Approximately $1,774,390 was outstanding under this loan as of March 18, 2005.

•	Ms. Magliozzi received a loan in the principal amount of $15,741 to purchase 1,334 shares of common stock, of which the entire amount was outstanding as of March 18, 2005.

•	Mr. O’Brien received a loan in the principal amount of $2,180,880 to purchase 156,680 shares of common stock. Approximately $1,774,390 was outstanding under this loan as of March 18, 2005.
      In connection with these loans, each of the executive officers executed a nonrecourse promissory note in the amount of the loan and a related security agreement. These promissory notes do not bear interest. Each promissory note becomes due and payable in full no later than the expiration of the remaining term of the option exercised in connection with the loan, and each provides for automatic repayment upon the sale of the common stock that is the subject of the loan or within 90 days following the termination of the executive officer’s employment with us. The shares of common stock purchased in connection with each loan is pledged as collateral for the related promissory note.
      We have not made any loans to our executive officers since March 2000, and no amendments have been made to the terms of any of the outstanding loans set forth above since they were made in March 2000.
      From time to time, we purchase travel services from Boston Air Charter Company LLC, a company that is owned in part by Mr. Giler. As of December 31, 2004, Mr. Giler owned 80% equity interest in Boston Air Charter. In 2004, we purchased travel services from Boston Air Charter of approximately $150,000. Our purchases from Boston Air Charter in 2004 constituted approximately 6% of Boston Air Charter’s consolidated gross revenues for the fiscal year ending December 31, 2004. We believe that the prices charged to us by Boston Air Charter are comparable to those that would be available from unaffiliated third parties.
      You will find information about retention agreements that we entered into with certain of our executive officers in March 2005 on page 25 of this proxy statement.

INFORMATION ABOUT EXECUTIVE OFFICERS
Summary Compensation

Compensation Earned
      The following table summarizes the compensation earned during 2004, 2003 and 2002 by Eric R. Giler, our chief executive officer, and our four other most highly compensated executive officers who were serving as executive officers on December 31, 2004. We refer to these five individuals in this proxy statement as our named executive officers.
Summary Compensation Table

				Long-Term
				Compensation

	Annual Compensation			Securities
				Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)	Compensation ($)

Eric R. Giler	2004	$418,850	$68,341	120,000	$3,075
President	2003	418,850	65,000	150,000	3,000
	2002	350,000	88,847	166,300	2,750
Robert C. Leahy	2004	275,900	60,113	95,000	3,075
Vice President of Finance and	2003	275,900	35,000	60,000	3,000
Operations, and Treasurer	2002	233,000	56,845	45,500	3,000
Ronald J. Bleakney	2004	239,093	20,000	50,000	3,000
Senior Vice President of	2003	234,540	20,000	50,000	3,000
Worldwide Sales	2002	34,996	—	50,000	—
Heather J. Magliozzi	2004	215,270	40,000	70,000	3,075
Vice President of	2003	215,270	25,000	45,000	3,000
Corporate Marketing	2002	167,244	29,949	35,800	2,750
R. Andrew O’Brien	2004	217,500	32,500	60,000	3,075
Vice President of Market and	2003	210,000	20,000	40,000	3,000
Business Development	2002	210,000	46,845	39,000	2,750
      The amounts reflected as “Salary” for Mr. Bleakney include sales commissions, which totaled $79,093 in 2004 and $74,540 in 2003. Mr. Bleakney’s employment with us commenced in November 2002.
      For all years and for all named executive officers, the amounts reflected as “All Other Compensation” include matching contributions we made pursuant to our 401(k) plan.
      The above table excludes perquisites and other personal benefits and property provided by us to each of our named executive officers, the aggregate amount of which was less than the lesser of $50,000 or 10% of the total annual salary and bonus of each named executive officer.

Option Grants
      The following table summarizes our grants of options to purchase shares of our common stock to the named executive officers during 2004.
Stock Options Granted During 2004

	Number of
	Securities
	Underlying	Percent of Total
	Options	Options Granted	Exercise or		Grant Date
	Granted	to Employees in	Base Price	Expiration	Present
Name	(#)	Fiscal Year	($/Share)	Date	Value ($)

Eric R. Giler	120,000	13.3%	$9.30	9/24/2014	$795,300
Robert C. Leahy	95,000	10.5	9.30	9/24/2014	629,613
Ronald J. Bleakney	50,000	5.5	9.30	9/24/2014	331,375
Heather J. Magliozzi	70,000	7.7	9.30	9/24/2014	463,925
R. Andrew O’Brien	60,000	6.6	9.30	9/24/2014	397,650
      The percentage of total outstanding options is based on an aggregate of 903,850 shares subject to outstanding options granted to employees in 2004. Each option included in the preceding table has an exercise price per share equal to the fair market value per share of our common stock on the date of grant as reported on the Nasdaq National Market. The shares of common stock underlying these options vest and become exercisable in four equal annual installments, the first installment of which vested on the grant date.
      The amounts reflected as “Grant Date Present Value” are determined using the Black-Scholes option-pricing model. The material assumptions and adjustments incorporated in the Black-Scholes option pricing model in estimating the grant date present values include: (a) an exercise price as indicated in the table above; (b) options are exercised at the end of a 5.8 year period; (c) a 3.6% risk-free interest rate, representing the interest rate on the six-year zero coupon U.S. government bond rate; and (d) volatility of approximately 85% calculated using daily stock prices from January 1, 1999 through December 31, 2004. The ultimate value of the options will depend on the future market price of the common stock, which cannot be forecasted with reasonable accuracy. The actual value an optionee will realize upon exercise of an option will depend on the excess of the market value of the common stock on the date the option is exercised over the exercise price.

Option Exercises and Holdings
      The following table sets forth information regarding the exercise of options to purchase common stock during fiscal 2004 by each of the named executive officers and the number and value of unexercised options held by each of the named executive officers as of December 31, 2004.
Aggregate Option Exercises in Fiscal 2004
and Total Year-End Option Values

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		Fiscal Year End (#)		Fiscal Year End ($)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Eric R. Giler	—	—	362,850	206,575	$1,855,472	$917,628
Robert C. Leahy	—	—	190,513	112,625	807,916	423,114
Ronald J. Bleakney	15,625	$217,101	40,625	93,750	176,688	376,438
Heather J. Magliozzi	11,000	89,400	150,516	83,950	571,802	317,940
R. Andrew O’Brien	13,912	117,578	166,888	74,750	699,393	291,573
      Amounts reflected as “Value Realized” do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise, but continue to be held by the named executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.
      The amounts reflected as “Value of Unexercised In-The-Money Options at Year End” are determined by multiplying the number of shares underlying an option by the difference between $12.01, the reported last sale price per share of our common stock on the Nasdaq National Market on December 31, 2004, and the per share exercise price of the option.
Retention Agreements
      In March 2005 we entered into retention agreements with certain of our executive officers consisting of Eric R. Giler, Robert C. Leahy, Heather J. Magliozzi, R. Andrew O’Brien, Ronald J. Bleakney and David W. Duehren. The retention agreements generally provide that, if within 12 months following a change in control (as defined in the retention agreement) the executive’s employment is terminated for reasons other than for cause (as defined in the retention agreement) or by the executive for good reason (as defined in the retention agreement), the executive will receive a cash payment equal to the sum of (1) the executive’s accrued compensation (including a pro rata bonus payment) through the date of his or her termination and (2) an amount equal to 0.5, one or two, depending on the agreement, times the sum of the executive’s highest base salary and highest bonus, received in any year for the five-year period prior to such change in control. The executive is to receive this cash payment in one lump sum within 30 days after the date of his or her termination. The retention agreements also provide that we will continue to provide benefits to the executives for a certain period of time, ranging from six months to two years depending on the agreement, after the date of his or her termination.

Compensation Committee Report
      The Compensation Committee of the board of directors has furnished the following report:
      The Compensation Committee assists the board of directors in reviewing and approving the compensation of Brooktrout’s President and other executive officers. The roles and responsibilities of the Compensation Committee are set forth in a written charter adopted by the board of directors, which can be found on the company’s website at www.brooktrout.com/ investor. The Compensation Committee reviews and reassesses its charter annually and recommends any changes to the board of directors for approval.
      The Compensation Committee’s executive compensation philosophy, which is intended to apply to the President and all other executive officers, is to provide a balanced compensation package that takes into account the specific needs and circumstances of Brooktrout. The Compensation Committee seeks to establish competitive levels of compensation, integrate management’s pay with the achievement of Brooktrout’s performance goals, and assist Brooktrout in attracting and retaining qualified management. The Compensation Committee believes that it, with the board of directors, has a responsibility to the stockholders and employees of Brooktrout to ensure that there are talented executive managers working together effectively and efficiently for Brooktrout
      Based on this philosophy, the Compensation Committee has developed and implemented compensation policies, plans and programs that seek to closely align the financial interests of Brooktrout’s executive officers with those of its stockholders, as well as to provide management with additional incentives to enhance Brooktrout’s strategic competitive position, sales and profitability and, thus, stockholder value.
      In 2004, Brooktrout’s executive officers were compensated substantially in accordance with the terms of a management compensation plan with three components — base salary, cash bonuses and incentive stock awards — as described below.
      The 2004 plan took into consideration Brooktrout’s performance in line with the comparable industry, market and target market segments. Base salary, bonus and equity were based in part on a number of industry compensation surveys, as well as a benchmark analysis prepared by an outside compensation consulting firm engaged by the Compensation Committee. The list of companies used in the benchmark analysis was identified by the consulting firm and then reviewed by the Compensation Committee. All of the companies used in the benchmark analysis were public companies. The consulting firm then generated a report for the Compensation Committee that became the basis for base salary, bonus and incentive stock compensation for the executive officers.

Base Salaries
      The base salary levels for executive officers for 2004 were based on a number of factors, including the responsibilities of each executive officer’s position and the knowledge, experience and past performance of the executive officer. The base salary levels also reflected the status of the competitive marketplace for each executive officer’s position, including the levels of base salaries for comparable positions at comparable companies within Brooktrout’s industry. The Compensation Committee attempted to fix base salaries for 2004 on a basis generally in line with base salary levels for comparable companies.

Cash Bonuses
      The management compensation plan established criteria for awarding cash bonuses to Brooktrout’s executive officers. These criteria consisted of a number of specified management-by-objectives, or MBO, guides reflecting a number of financial, product, marketing, sales and other objectives. The MBO guides were developed to ensure specific, focused efforts designed to improve Brooktrout’s performance, attain corporate and departmental goals, achieve critical performance metrics, and ensure separation of duties. Appropriate MBO guides generally were selected, set and weighted for each executive officer.
      The target bonuses for 2004 were established by the Compensation Committee at levels intended to make available bonuses a significant part of the total compensation package of each executive officer based on MBO performance. The bonuses were paid in part after year-end, in order to ensure various quarter-to-quarter performances.
      The management compensation plan contemplated a bonus pool accruing based on the performance of critical metrics such as sales and expenses. The size of the bonus pool was also based on Brooktrout’s total revenue for 2004, in order to keep total compensation in line with total revenue achieved.

Incentive Stock Awards
      The Compensation Committee annually considers granting to the executive officers equity awards under Brooktrout’s stock option plans. On September 24, 2004, the Compensation Committee awarded incentive stock options to Mr. Giler (120,000 shares), Mr. Leahy (95,000 shares), Mr. Bleakney (50,000 shares), Ms. Magliozzi (70,000 shares) and Mr. O’Brien (60,000 shares). Each of these options has an exercise price of $9.30 per share, which was the closing price of the common stock on the Nasdaq National Market on the grant date. The shares of common stock underlying these options vest and become exercisable in four equal annual installments, the first installment of which vested on the grant date.
      The 2004 incentive stock awards were based in part upon the recommendation of the Compensation Committee’s outside compensation consulting firm. The awards reflected various factors identified by the Compensation Committee, including both corporate and individual performance during 2004 and incentives to reach identified corporate and individual goals in future years.

Compensation of the President
      The Compensation Committee determined the compensation of Mr. Giler, the President of Brooktrout, for 2004 substantially in accordance with the management compensation plan described above. Mr. Giler’s base salary was fixed at a level designed to be comparable to the salary of the presidents of similarly situated companies. The cash bonus available to be paid to Mr. Giler under the management compensation plan was based upon and determined by Brooktrout’s sales goals, expense management and achievement of organizational MBO goals. The available bonus also took into consideration Brooktrout’s actual financial performance relative to comparable industry, market and market segments, as well as the historical performance in accordance with the process, rules and procedures described above.

Deductibility of Compensation
      Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to Brooktrout’s chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to Brooktrout’s executive officers through option issuances under its equity incentive plans in a manner that is intended to avoid disallowance of deductions under Section 162(m), while simultaneously providing Brooktrout’s executive officers with appropriate awards for their performance. Nevertheless, there can be no assurance that compensation attributable to awards granted under the equity incentive plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of Brooktrout and its stockholders, after taking into consideration changing business conditions and the performance of Brooktrout’s employees.
      By the Compensation Committee of the board of directors:

Robert G. Barrett (Chair)
David L. Chapman
Compensation Committee Interlocks and Insider Participation
      None of our executive officers serves as a director or member of the Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or Compensation Committee. All members of our compensation committee are independent and none of them has ever been an officer or employee of our company or any of our subsidiaries. No member of the compensation committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K of the SEC.

OTHER MATTERS
Information About Stock Ownership
      The following table sets forth information regarding the beneficial ownership of our common stock as of January 31, 2005 for:

•	each person, entity or group of affiliated persons or entities known by us to beneficially own more than 5% of our outstanding common stock;

•	each of our named executive officers and directors (two of whom are nominated for re-election at this annual meeting); and

•	all of our current executive officers and directors as a group.

				Percent of
		Shares		Common
	Outstanding	Acquirable	Total Beneficial	Stock
Name and Address of Beneficial Owner	Shares	Within 60 Days	Ownership	Outstanding

Kennedy Capital Management, Inc.	916,003	—	916,003	7.2%
10829 Olive Boulevard St. Louis, Missouri 63141
Royce & Associates, LLC	1,234,450	—	1,234,450	9.7
1414 Avenue of the Americas New York, New York 10019
Coghill Capital Management, L.L.C.	1,162,938	—	1,162,938	9.1
One North Wacker Drive, Suite 4350 Chicago, Illinois 60606
Eric R. Giler	443,114	362,850	805,964	6.1
David W. Duehren	289,021	87,663	376,684	2.9
Robert C. Leahy	147,274	190,513	337,787	2.6
R. Andrew O’Brien	705	166,888	167,593	1.3
Heather J. Magliozzi	3,552	150,516	154,068	1.2
W. Brooke Tunstall	7,125	56,458	63,583	*
Robert G. Barrett	9,750	52,708	62,458	*
David L. Chapman	—	62,083	62,083	*
Ronald J. Bleakney	—	46,875	46,875	*
All directors and executive officers as a group (9 persons)	900,541	1,176,554	2,077,095	16.2

*	Represents less than 1% of outstanding shares of common stock.
      As of January 31, 2005, there were 12,788,229 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator those shares underlying options beneficially owned by that stockholder that are vested or that will vest within 60 days of January 31, 2005. Options held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws. The inclusion of shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. The address of our officers and directors is in care of Brooktrout, Inc., 250 First Avenue, Needham, Massachusetts 02494.
      Information regarding the shares beneficially owned by Kennedy Capital Management, Inc. is based solely on information reported to us by such stockholder as of January 31, 2005.
      Information regarding the shares beneficially owned by Royce & Associates, LLC is based solely on a Schedule 13G/ A filed with the SEC on January 21, 2005, which reported ownership as of December 31, 2004.
      Information regarding the shares beneficially owned by Coghill Capital Management, L.L.C. is based solely on a Schedule 13G/ A filed with the SEC on February 9, 2005, which reported ownership as of December 31, 2004. Coghill Capital Management, L.L.C. serves as the investment manager of CCM Master Qualified Fund, Ltd. Clint D. Coghill is the managing member of Coghill Capital Management, L.L.C. Clint D. Coghill, Coghill Capital Management, L.L.C. and CCM Master Qualified Fund, Ltd. all have shared voting and investment power over these shares. Clint D. Coghill, Coghill Capital Management, L.L.C. and CCM Master Qualified Fund, Ltd. disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.
      Outstanding shares beneficially owned by Mr. Giler include 212,092 shares held jointly with his wife and 675 shares held by his wife, as custodian, on behalf of their children. Mr. Giler disclaims beneficial ownership of the 675 shares held on behalf of his children.
      Outstanding shares beneficially owned by Mr. O’Brien include 705 shares held jointly with his wife.
      Outstanding shares beneficially owned by Mr. Tunstall include 1,125 shares held by his wife, as to which he disclaims beneficial ownership.
      Outstanding shares beneficially owned by Ms. Magliozzi include 2,218 shares held jointly with her husband.

Stock Performance Graph
      The following graph compares the cumulative total stockholder return on our common stock for the period from December 31, 1999 to December 31, 2004 with the cumulative total return of the Nasdaq Total Return Index, or Nasdaq Index, and the Nasdaq Computer & Data Processing Services Stocks Total Return Index, or Nasdaq Computer Index. This chart assumes an investment of $100 on December 31, 1999 in each of our common stock, the stocks comprising the Nasdaq Index and the stocks comprising the Nasdaq Computer Index and assumes the reinvestment of any dividends.
      Our common stock is listed for trading on the Nasdaq National Market under the symbol “BRKT.” The Nasdaq Index tracks the aggregate price performance of all domestic equity securities traded on the Nasdaq National Market and the Nasdaq SmallCap Market. Information used in preparing the chart was obtained from Nasdaq. While we believe this source to be reliable, we are not responsible for any errors or omissions in the information.

			Nasdaq
Date	Brooktrout, Inc.	Nasdaq Index	Computer Index

12/31/99	100.00	100.00	100.00
12/29/00	51.00	60.00	46.00
12/31/01	35.00	48.00	37.00
12/31/02	29.00	33.00	25.00
12/31/03	68.00	49.00	34.00
12/31/04	65.00	54.00	37.00

Section 16(a) Beneficial Ownership Reporting Compliance
      Directors, executive officers and beneficial owners of more than ten percent of our common stock are required by Section 16(a) of the Exchange Act to file reports with the SEC detailing their beneficial ownership of our common stock and reporting changes in such beneficial ownership. We are required to disclose any late filings of such reports. To our knowledge, based solely on review of copies of reports furnished to us, all Section 16(a) filing requirements during 2004 were complied with on a timely basis.
Householding
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and our 2004 Annual Report to Stockholders may have been sent to multiple stockholders in your household. Householding is designed to reduce duplicative mailings and save printing and postage costs. We will promptly deliver a separate copy of either document to you if you call, write or e-mail us at:

Brooktrout, Inc.
250 First Avenue
Needham, Massachusetts 02494
Attn: David W. Duehren, Secretary
(781) 449-4100
dduehren@brooktrout.com
      If you want to receive separate copies of our proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, phone number or e-mail address.

ANNEX A
BROOKTROUT, INC.
2001 STOCK OPTION AND INCENTIVE PLAN
Section 1.     General Purpose of the Plan; Definitions
      The name of the plan is the Brooktrout, Inc. 2001 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Independent Directors and other key persons (including consultants and prospective employees) of Brooktrout, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
      The following terms shall be defined as set forth below:
      “ACT” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
      “ADMINISTRATOR” is defined in Section 2(a).
      “AWARD” or “AWARDS,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards and Performance Share Awards.
      “BOARD” means the Board of Directors of the Company.
      “CODE” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
      “COMMITTEE” means the Committee of the Board referred to in Section 2.
      “COVERED EMPLOYEE” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.
      “DEFERRED STOCK AWARD” means Awards granted pursuant to Section 7.
      “EFFECTIVE DATE” means the date on which the Plan is approved by stockholders as set forth in Section 16.
      “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
      “FAIR MARKET VALUE” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) National Market or a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.
      “INCENTIVE STOCK OPTION” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

      “INDEPENDENT DIRECTOR” means a member of the Board who is not also an employee of the Company or any Subsidiary.
      “NON-QUALIFIED STOCK OPTION” means any Stock Option that is not an Incentive Stock Option.
      “OPTION” or “STOCK OPTION” means any option to purchase shares of Stock granted pursuant to Section 5.
      “PERFORMANCE SHARE AWARD” means Awards granted pursuant to Section 9.
      “PERFORMANCE CYCLE” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Performance Share Award, Restricted Stock Award or Deferred Stock Award.
      “RESTRICTED STOCK AWARD” means Awards granted pursuant to Section 6.
      “STOCK” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.
      “SUBSIDIARY” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50 percent or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.
      “UNRESTRICTED STOCK AWARD” means any Award granted pursuant to Section 8.
Section 2.     Administration of Plan; Administrator Authority to Select Grantees and Determine Awards
      (a) COMMITTEE. The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the “Administrator”).
      (b) POWERS OF ADMINISTRATOR. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards and Performance Share Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
      All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
      (c) DELEGATION OF AUTHORITY TO GRANT AWARDS. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
      (d) INDEMNIFICATION. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.
Section 3.     Stock Issuable Under the Plan; Mergers; Substitution
      (a) STOCK ISSUABLE. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,500,000 shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options with respect to no more than 250,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

      (b) CHANGES IN STOCK. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
      The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.
      (c) MERGERS AND OTHER TRANSACTIONS. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

      Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options.
      (d) SUBSTITUTE AWARDS. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).
Section 4.     Eligibility
      Grantees under the Plan will be such full or part-time officers and other employees, Independent Directors and other key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.
Section 5.     Stock Options
      Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
      Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
      No Incentive Stock Option shall be granted under the Plan after May 10, 2011.
      (a) STOCK OPTIONS GRANTED TO EMPLOYEES AND KEY PERSONS. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(i) EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant in the case of Incentive Stock Options, or 85 percent of the Fair Market Value on the date of grant, in the case of Non-Qualified Stock Options. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock

Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii) OPTION TERM. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

(iii) EXERCISABILITY; RIGHTS OF A STOCKHOLDER. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(D) By the optionee delivering to the Company a promissory note if the Board has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note if otherwise required by state law.
Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(v) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
      (b) RELOAD OPTIONS. At the discretion of the Administrator, Options granted under the Plan may include a “reload” feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with such other terms as the Administrator may provide) to purchase that number of shares of Stock equal to the sum of (i) the number delivered to exercise the original Option and (ii) the number withheld to satisfy tax liabilities, with an Option term equal to the remainder of the original Option term unless the Administrator otherwise determines in the Award agreement for the original Option grant.
      (c) STOCK OPTIONS GRANTED TO INDEPENDENT DIRECTORS.

(i) GRANT OF OPTIONS. The Administrator, in its discretion, may grant Non-Qualified Stock Options to Independent Directors. Any such grant may vary among individual Independent Directors.

(ii) EXERCISE; TERMINATION.

(A) Unless otherwise determined by the Administrator, an Option granted under Section 5(c) shall be exercisable in full as of the grant date. An Option issued under this Section 5(c) shall not be exercisable after the expiration of ten years from the date of grant.

(B) Options granted under this Section 5(c) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
      (d) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

Section 6.     Restricted Stock Awards
      (a) NATURE OF RESTRICTED STOCK AWARDS. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
      (b) RIGHTS AS A STOCKHOLDER. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.
      (c) RESTRICTIONS. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the grantee or the grantee’s legal representative.
      (d) VESTING OF RESTRICTED STOCK. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company’s right of repurchase as provided in Section 6(c) above.
      (e) WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.
Section 7.     Deferred Stock Awards
      (a) NATURE OF DEFERRED STOCK AWARDS. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.
      (b) ELECTION TO RECEIVE DEFERRED STOCK AWARDS IN LIEU OF COMPENSATION. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.
      (c) RIGHTS AS A STOCKHOLDER. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.
      (d) RESTRICTIONS. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.
      (e) TERMINATION. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
Section 8.     Unrestricted Stock Awards
      (a) GRANT OR SALE OF UNRESTRICTED STOCK. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
Section 9.     Performance Share Awards
      (a) NATURE OF PERFORMANCE SHARE AWARDS. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions.
      (b) RIGHTS AS A STOCKHOLDER. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share

Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).
      (c) TERMINATION. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
      (d) ACCELERATION, WAIVER, ETC. At any time prior to the grantee’s termination of employment (or other service relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions applicable to a Performance Share Award.

Section 10.	Performance-Based Awards to Covered Employees
      Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Deferred Stock Award or Performance Share Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:
      (a) PERFORMANCE CRITERIA. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) the Company’s return on equity, assets, capital or investment, (ii) pre-tax or after-tax profit levels of the Company or any Subsidiary, a division, an operating unit or a business segment of the Company, or any combination of the foregoing; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) sales or market share; or (vii) earnings per share.
      (b) GRANT OF PERFORMANCE-BASED AWARDS. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.
      (c) PAYMENT OF PERFORMANCE-BASED AWARDS. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

      (d) MAXIMUM AWARD PAYABLE. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 250,000 Shares (subject to adjustment as provided in Section 3(b) hereof).
Section 11.     Tax Withholding
      (a) PAYMENT BY GRANTEE. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and is conditioned on tax obligations being satisfied by the grantee.
      (b) PAYMENT IN STOCK. Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.
Section 12.     Transfer, Leave of Absence, Etc.
      For purposes of the Plan, the following events shall not be deemed a termination of employment:
      (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
      (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
Section 13.     Amendments and Termination
      The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 13 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

Section 14.     Status of Plan
      With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
Section 15.     General Provisions
      (a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
      No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.
      (b) DELIVERY OF STOCK CERTIFICATES. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.
      (c) OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
      (d) TRADING POLICY RESTRICTIONS. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy, as in effect from time to time.
      (e) LOANS TO GRANTEES. The Company shall have the authority to make loans to grantees of Awards hereunder (including to facilitate the purchase of shares) and shall further have the authority to issue shares for promissory notes hereunder.
      (f) DESIGNATION OF BENEFICIARY. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
Section 16.     Effective Date of Plan
      This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.
Section 17.     Governing Law
      This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.
* * *
FIRST AMENDMENT TO BROOKTROUT, INC.
2001 STOCK OPTION AND INCENTIVE PLAN
      The Brooktrout, Inc. 2001 Stock Option and Incentive Plan (the “Plan”) is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):
      (1) Subject to obtaining the requisite stockholder approval at the 2005 Annual Meeting of Stockholders (or any adjournment thereof), the first sentence of Section 3(a) of the Plan be and hereby is amended and restated in its entirety to read as follows:

“The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,900,000 shares, subject to adjustment as provided in Section 3(b).”
      (2) Subject to obtaining the requisite stockholder approval of (1) above, the first sentence of Section 5(a)(i) of the Plan be and hereby is amended and restated in its entirety to read as follows:

“The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant.”
      (3) Subject to obtaining the requisite stockholder approval of (1) above, Section 5(a)(i) of the Plan be and hereby is further amended by inserting the following sentence at the end of such section:

“Unless such action is approved by the Company’s stockholders: (1) no outstanding Stock Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Stock Option (other than adjustments pursuant to Section 3(b)) and (2) the Board may not cancel any outstanding Stock Option and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Stock Option.”
      Except as amended hereby, all other provisions of the Plan shall remain in full force and effect.

Adopted by the Board of Directors on March 22, 2005
Subject to Stockholder Approval

Annex B — Form of Proxy Card

PROXY	BROOKTROUT, INC.	PROXY

Proxy for the Annual Meeting of Stockholders
To be Held on May 5, 2005

THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS OF BROOKTROUT, INC.

     The undersigned, revoking all prior proxies, hereby constitutes and appoints David W. Duehren and Robert C. Leahy, and each of them, as proxies of the undersigned, with full power of substitution, and authorizes each of them to represent and to vote as designated herein all shares of common stock, $0.01 par value per share, of Brooktrout, Inc., a Massachusetts corporation (the “Company”), held by the undersigned as of the close of business on March 18, 2005, at the 2005 annual meeting of stockholders to be held at the Company’s corporate headquarters, 250 First Avenue, Needham, Massachusetts on Thursday, May 5, 2005, at 9:30 a.m., local time, and at any adjournments or postponements thereof. Each of the proposals contained in this proxy for approval by the stockholders has been proposed by the Company, and none of the proposals contained in this proxy is conditioned upon the approval of any other proposal.

     When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. A stockholder wishing to vote in accordance with the board of directors’ recommendations need only sign and date this proxy card and return it in the envelope provided. In addition, in their discretion, the proxies are authorized to vote upon such other proposals as may properly come before the annual meeting or any adjournment thereof.

     Attendance at the annual meeting by the undersigned or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively revoke this proxy in writing at the annual meeting, deliver a subsequently dated proxy to the corporate Secretary of the Company or shall vote in person at the annual meeting. If you voted by telephone or via the Internet you may revoke your proxy using the same means as used to vote your shares at any time prior to 11:59 p.m., local time, on May 4, 2005.

PLEASE VOTE, DATE, SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE OR VOTE BY TELEPHONE OR VIA THE INTERNET.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

SEE REVERSE SIDE—CONTINUED AND TO BE SIGNED ON REVERSE SIDE—SEE REVERSE SIDE

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If you vote by telephone or via the Internet, please have your proxy card in hand.

Vote By Telephone		Vote By Internet

You may vote by telephone by calling 1-877-PRX-VOTE (1-877-779-8683) toll-free on a touch tone telephone anytime prior to 11:59 p.m., local time, on May 4, 2005.	OR	You may vote via Internet anytime prior to 11:59 p.m., local time, on May 4, 2005, by logging on to the Internet and going to http://www.eproxyvote.com/brkt

If you vote by telephone or via the Internet, please do not mail your proxy card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒ Please mark your votes as in this example.

          1.      To elect the following two (2) nominee directors as class I directors of the Company (except as marked below) for the ensuing three years.

Nominees: (01) David L. Chapman and (02) David W. Duehren

☐	FOR the nominees (except as marked below)

☐	WITHHOLD authority to vote for all nominees

☐	FOR both nominees, except authority withheld to vote for the following nominee:

          2.      To approve an amendment to our 2001 stock option and incentive plan increasing the number of shares of common stock authorized for issuance thereunder from 1,500,000 to 1,900,000 shares, representing an increase of 400,000 shares.

☐ FOR                                ☐  AGAINST                               ☐ ABSTAIN

          3.      To ratify the selection by the board of directors, upon recommendation of the Audit Committee, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

☐ FOR                               ☐ AGAINST                              ☐ABSTAIN

MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR COMMENT HAS BEEN NOTED ON THE REVERSE SIDE OF THIS CARD. ☐

NOTE: Please sign your name exactly as it appears on your stock certificate(s), write in the date and return this proxy as soon as possible in the enclosed envelope. If the stock is registered in more than one name, each joint owner should sign. If signing as attorney, executor, trustee, administrator or guardian, please give full title as such. Only authorized officers should sign for corporations.

Signature:	Date:	Signature:	Date:

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